Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Fourth Quarter and Full Year 2022 Results

TYSONS, VA (February 22, 2023) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the fourth quarter and full year ended December 31, 2022 and provided an operational update.

Selected Statistical and Financial Information

(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	Change(1)		2022	2021	Change(1)
Comparable RevPAR	$162.81	$111.02	46.7%		$156.38	$84.54	85.0%
Comparable Occupancy	67.7%	52.1%	15.6%	pts	65.5%	42.7%	22.8%	pts
Comparable ADR	$240.57	$213.37	12.7%		$238.79	$197.91	20.7%

Comparable Total RevPAR	$258.41	$171.66	50.5%		$243.87	$128.57	89.7%

Net income (loss)	$35	$(65)	153.8%		$173	$(452)	138.3%
Net income (loss) attributable to stockholders	$34	$(67)	150.7%		$162	$(459)	135.3%

Operating income (loss)	$84	$2	3,238.1%		$296	$(179)	265.6%
Operating income (loss) margin	12.6%	0.6%	1,200 bps		11.8%	(13.1)%	2,490 bps
Comparable Hotel Adjusted EBITDA	$166	$85	98.4%		$626	$175	258.8%
Comparable Hotel Adjusted EBITDA margin	25.8%	19.6%	620 bps		26.0%	13.7%	1,230 bps

Adjusted EBITDA	$159	$81	96.3%		$606	$142	326.8%
Adjusted FFO attributable to stockholders	$101	$10	910.0%		$352	$(136)	358.8%

Earnings (loss) per share – Diluted(1)	$0.15	$(0.28)	153.6%		$0.71	$(1.95)	136.4%
Adjusted FFO per share – Diluted(1)	$0.45	$0.05	800.0%		$1.54	$(0.57)	370.2%
Weighted average shares outstanding – Diluted	224	236	(12)		228	236	(8)

(1)	Amounts are calculated based on unrounded numbers.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am extremely pleased by our fourth quarter results, which exceeded our expectations and guidance that we provided mid-December, and am encouraged by the positive trends continuing into early 2023. Group business continued to accelerate in the fourth quarter, with group revenue approximately 83% of the fourth quarter of 2019. Business transient demand continues to grow, and despite some seasonal moderation, leisure demand continued to improve at our urban markets. During the fourth quarter, average rates at our resort and airport hotels exceeded 2019 levels by 21% and 8%, respectively, while rate at our urban and suburban hotels exceeded 2019 levels by approximately 2%. Additionally, Park executed on its capital allocation priorities over the past year by completing $435 million of non-core asset sales and recycling this capital into repurchases of nearly $260 million of our common stock and repayments of over $100 million of debt, while also amending and extending our Revolver, further improving the Company's financial flexibility. Looking ahead into 2023, I am excited by the continued positive momentum across our portfolio, with improving city-wide calendars and the return of international travel. We currently do not see recession concerns making a significant impact on our business, and we remain well positioned with approximately $1.9 billion of liquidity to ramp up our dividend distributions and ROI capex spend this year while prudently making opportunistic investments, whether it be additional share repurchases or acquisitions."

Additional Highlights

•
Reopened all previously suspended hotels by May 2022;
•
Moody’s Investors Service upgraded Park’s outlook to Stable from Negative;
•
Reinstated Park's quarterly dividend in the first quarter of 2022, declaring a total of $0.28 per share to stockholders for the year, including a dividend of $0.25 per share declared for the fourth quarter of 2022 to common stockholders of record as of December 30, 2022, which was paid on January 17, 2023;
•
Converted the Casa Marina Key West from a Waldorf Astoria Resort to a Curio in March 2022;
•
During 2022, repurchased a total of 12.7 million shares at an average price of $17.82 per share, or $227 million, with an additional 2.5 million shares repurchased in January 2023 at an average price of $11.64 per share, or $30 million;
•
Exited the covenant relief period under Park's credit and term loan facilities in July 2022, one quarter earlier than the scheduled end of the waiver period;
•
Amended and restated Park's revolving credit facility ("Revolver") in December 2022, which increased total capacity from $901 million to $950 million, extended the maturity date by three years to December 2026 and released all collateral securing the Revolver and Park's senior notes consisting of pledges of equity interests in Park-affiliated entities owning certain unencumbered properties;
•
In December 2022, fully repaid (i) the remaining $78 million balance on the unsecured delayed draw term loan facility ("2019 Term Facility") using $50 million of the Revolver and available cash on hand as well as (ii) the $26 million mortgage loan secured by the Hilton Checkers;
•
Opened the newly constructed 13,000 square foot ballroom at the Waldorf Astoria Bonnet Creek in Orlando in December 2022;
•
During 2022, Park has sold its interests in seven non-core hotels for total gross proceeds of approximately $317 million, or 14.0x the hotels’ combined 2019 Adjusted EBITDA (or 12.9x when excluding anticipated capital expenditures), and at an average capitalization rate of 6.2% on the hotels’ combined 2019 net operating income (or 6.7% excluding anticipated maintenance capital expenditures); and
•
In February 2023, sold the 508-room Hilton Miami Airport for gross proceeds of $118.25 million, or $233,000 per key, 14.0x the hotel's 2019 Adjusted EBITDA (or 11.1x when excluding anticipated capital expenditures), and at a capitalization rate of 6.2% on the hotel's 2019 net operating income (or 7.9% excluding anticipated capital expenditures). Park utilized $50 million of the net proceeds to fully repay the outstanding balance on the Revolver.

Operational Update

Changes in Park's 2022 Comparable ADR, Occupancy and RevPAR compared to the same periods in 2021 and 2019, and 2022 Comparable Occupancy were as follows:

	Change in Comparable ADR		Change in Comparable Occupancy				Change in Comparable RevPAR		2022 Comparable
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Q1 2022	43.7%	0.8%	25.3%	pts	(26.0)%	pts	183.4%	(33.1)%	51.4%
Q2 2022	29.0	8.5	29.3		(14.7)		120.0	(10.1)	70.9
Q3 2022	14.6	7.2	20.9		(12.5)		61.7	(8.8)	71.7

Oct 2022	20.2	4.0	23.7		(11.2)		77.5	(9.7)	73.4
Nov 2022	14.4	7.7	15.5		(14.0)		48.9	(10.9)	67.1
Dec 2022	5.6	14.5	7.7		(13.5)		20.5	(5.8)	62.5
Q4 2022	12.7	8.4	15.6		(12.9)		46.7	(8.9)	67.7

	2023 vs. 2022	2023 vs. 2019	2023 vs. 2022		2023 vs. 2019		2023 vs. 2022	2023 vs. 2019	2023 Comparable Occupancy
Jan 2023	17.8	5.9	19.8		(12.7)		76.7	(12.9)	59.3

Changes in Park's 2022 Comparable ADR, Occupancy and RevPAR for the three months and year ended December 31, 2022 compared to the same periods in 2021 and 2019, and 2022 Comparable Occupancy for the three months and year ended December 31, 2022 by hotel type were as follows:

	Three Months Ended December 31,
	Change in Comparable ADR		Change in Comparable Occupancy				Change in Comparable RevPAR		2022 Comparable
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Resort	3.7%	21.0%	11.3%	pts	(8.9)%	pts	22.4%	8.2%	74.3%
Urban	19.1	1.5	19.9		(16.7)		73.3	(19.6)	63.6
Airport	20.0	7.9	9.3		(9.2)		38.4	(4.5)	70.5
Suburban	31.3	2.3	19.0		(11.2)		88.6	(13.3)	62.5
All Types	12.7	8.4	15.6		(12.9)		46.7	(8.9)	67.7

For the fourth quarter of 2022 as compared to the fourth quarter of 2019, excluding Park's San Francisco hotels, Comparable Occupancy was 69.9%, or 90% of 2019 levels, with an increase in Comparable rate of 14.1% and Comparable RevPAR at 2019 levels. Additionally, for the fourth quarter of 2022, Comparable Occupancy at Park's urban hotels, excluding its San Francisco hotels, was 67.5%, or 90% of 2019 levels, with an increase in Comparable rate of 12.0% and Comparable RevPAR at approximately 98% of 2019 levels.

	Year Ended December 31,
	Change in Comparable ADR		Change in Comparable Occupancy				Change in Comparable RevPAR		2022 Comparable
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Resort	11.1%	22.9%	18.4%	pts	(9.9)%	pts	47.2%	8.6%	75.0%
Urban	37.0	(1.4)	26.7		(22.2)		151.8	(28.6)	58.5
Airport	22.0	(1.7)	19.7		(10.3)		68.0	(14.0)	71.9
Suburban	34.2	(1.8)	21.3		(17.8)		109.2	(24.5)	59.4
All Types	20.7	6.5	22.8		(16.5)		85.0	(14.9)	65.5

Domestic leisure transient demand continues to grow compared to 2021 as a result of the easing of domestic restrictions; however, some restrictions on international travel remain in place. The Comparable Rooms Revenue mix for the three months and years ended December 31, 2022, 2021, 2020 and 2019 were as follows:

	Three Months Ended December 31,
	2022	2021	2020	2019
Group	26.9%	19.5%	10.9%	28.9%
Transient	66.1	73.7	73.2	63.7
Contract	4.7	4.8	14.0	5.4
Other	2.3	2.0	1.9	2.0

	Year Ended December 31,
	2022	2021	2020	2019
Group	25.9%	13.3%	26.7%	30.9%
Transient	67.4	79.0	61.5	61.7
Contract	4.5	5.8	9.6	5.3
Other	2.2	1.9	2.2	2.1

Park saw an improvement in demand beginning in mid-February 2022 as restrictions declined across the country, business travel accelerated and group demand began to return to its urban hotels. Park continues to see group business materialize, and during the fourth quarter of 2022, recognized $13 million of additional group revenue for business booked during the quarter. As of the end of December 2022, group bookings for 2023 continued to increase with the addition of approximately 200,000 room nights as compared to the end of September 2022. As of the end of December 2022, group bookings for 2023 were 74% of what 2019 group bookings were as of the end of December 2018, an increase of 180 basis points from the end of September 2022, with average group rates exceeding 2019 average group rates by over 5% for the same time period. In addition, Group Revenue Pace for 2023, as of the end of December 2022, was 78% as compared to 2019 as of the end of December 2018.

Results for Park's Comparable hotels in each of the Company’s key markets are as follows:

(unaudited)			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	4Q22	4Q21	Change(1)	4Q22	4Q21	Change		4Q22	4Q21	Change(1)
Hawaii	2	3,507	$305.20	$265.86	14.8%	80.3%	63.5%	16.8%	pts	$245.04	$168.86	45.1%
San Francisco	4	3,605	213.30	181.81	17.3	53.5	29.9	23.6		114.05	54.29	110.1
Orlando	3	2,325	243.50	238.18	2.2	68.3	57.4	10.9		166.26	136.75	21.6
New Orleans	1	1,622	211.44	182.02	16.2	68.3	52.0	16.3		144.48	94.65	52.6
Boston	3	1,536	224.09	188.87	18.6	77.9	65.9	12.0		174.54	124.44	40.3
New York	1	1,878	363.73	323.05	12.6	84.7	46.6	38.1		307.95	150.32	104.9
Southern California	5	1,773	215.37	207.95	3.6	71.7	65.5	6.2		154.46	136.20	13.4
Chicago	3	2,467	223.89	191.24	17.1	53.5	31.5	22.0		119.85	60.35	98.6
Key West	2	461	454.01	557.29	(18.5)	69.7	77.0	(7.3)		316.54	429.47	(26.3)
Denver	1	613	177.32	136.41	30.0	63.8	63.2	0.6		113.21	86.34	31.1
Miami	2	901	208.13	194.69	6.9	83.3	78.3	5.0		173.33	152.37	13.8
Washington, D.C.	2	1,085	174.32	130.69	33.4	66.8	45.0	21.8		116.52	58.86	98.0
Seattle	2	1,246	157.98	122.62	28.8	59.7	51.5	8.2		94.32	63.17	49.3
Other	12	4,043	188.41	159.74	18.0	63.4	54.3	9.1		119.48	86.66	37.9
All Markets	43	27,062	$240.57	$213.37	12.7%	67.7%	52.1%	15.6%	pts	$162.81	$111.02	46.7%

(1)	Calculated based on unrounded numbers

Balance Sheet and Liquidity

Park’s Net Debt as of December 31, 2022 was $3.9 billion. In December 2022, Park amended and restated the Revolver, which extended its maturity date to December 2026 and increased aggregate commitments from $901 million to $950 million, of which $50 million, together with cash on hand, was used to fully repay the remaining $78 million outstanding on its sole remaining corporate term loan. The amended agreement adjusted certain financial covenants to revised levels through the end of the first quarter of 2024, allows Park to conduct share repurchases, subject to compliance with the financial covenants, and released all collateral securing the credit facility and senior notes. It also placed restrictions on the Company, including Park’s ability to grant liens on certain properties, mergers, affiliate transactions, asset sales and the payment of dividends and distributions (except to the extent required to maintain REIT status and certain other agreed exceptions).

In addition, Park fully repaid the $26 million mortgage loan secured by the Hilton Checkers Los Angeles in December 2022 and expects to fully repay the $75 million mortgage loan secured by the W Chicago – City Center (due in August 2023) in May 2023 with available cash on hand. In February 2023, Park fully repaid the $50 million outstanding under the Revolver with a portion of the net proceeds from the sale of the Hilton Miami Airport.

Park has no significant maturities until the fourth quarter of 2023. Park is currently exploring various financing options for the $725 million mortgage loan secured by the Hilton San Francisco Union Square and Parc 55 Hotel San Francisco due in November 2023, and expects to have the matter addressed before the third quarter of 2023. As of December 31, 2022, the weighted average maturity of Park's consolidated debt is 3.8 years. Park's current liquidity is approximately $1.9 billion, including approximately $950 million of available capacity under the Company's Revolver.

Park had the following debt outstanding as of December 31, 2022:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of December 31, 2022
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	June 2023(1)	$56
Mortgage loan	W Chicago – City Center	4.25%	August 2023	75
Mortgage loan	Hilton San Francisco Union Square, Parc 55 San Francisco – a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	132
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	162
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2025 Senior Notes		7.50%	June 2025	650
2028 Senior Notes		5.88%	October 2028	725
2029 Senior Notes		4.88%	May 2029	750
Total Fixed Rate Debt		5.04%(2)		4,594

Variable Rate Debt
Revolver(3)	Unsecured	SOFR + 2.10%	December 2026	50
Total Variable Rate Debt		6.22%(2)		50

Add: unamortized premium				3
Less: unamortized deferred financing costs and discount				(30)
Total Debt(4)		5.06%(2)		$4,617

(1)	The loan matures in August 2042 but is callable by the lender with six months of notice. As of December 31, 2022, Park had not received notice from the lender.
(2)	Calculated on a weighted average basis.
(3)	In February 2023, Park fully repaid the outstanding balance under the Revolver. Park has approximately $950 million of available capacity under the Revolver.
(4)	Excludes $169 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments

During 2022, Park spent $168 million on capital improvements at its hotels, of which $64 million was spent during the fourth quarter of 2022. Park expects to invest approximately $300 million to $325 million in capital improvements during 2023, consisting of $108 million to $117 million on return on investment projects and $192 million to $208 million on maintenance projects. Key current and upcoming projects are summarized below:

•
Hilton Hawaiian Village Waikiki Beach Resort (Guestroom): $85 million for three phases of guestroom renovations in the 1,020-room Tapa Tower, of which $52 million has been incurred to date with $16 million incurred in the fourth quarter of 2022. Phase one was completed in 2021, phase two completed at the end of 2022 and phase three is expected to be completed by the end of 2023;
•
Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek Complex:
o
Meeting space expansion: $110 million expansion to add more than 100,000 square feet of meeting and event space, of which $14 million was incurred during the fourth quarter of 2022, bringing the total invested to date to $67 million since the project began in the fourth quarter of 2019, before being put on hold in 2020. The expansion at the Waldorf Astoria Orlando was completed during the fourth quarter of 2022 and the Signia by Hilton Orlando Bonnet Creek is expected to be completed by early 2024;
o
Guestroom, existing meeting space & lobby: $20 million for existing meeting space and lobby renovations at the Signia by Hilton Orlando Bonnet Creek was substantially completed during the fourth quarter of 2022, of which $16 million has been incurred to date, with $2 million incurred during the fourth quarter of 2022. In addition, approximately $25 million was incurred on guestroom renovations at the Signia by Hilton Orlando Bonnet Creek in 2019 and 2020. Approximately $50 million for guestroom, existing meeting space, lobby and other public space renovations at the Waldorf Astoria Orlando, of which $11 million has been incurred to date, with $9 million incurred during the fourth quarter of 2022, to be completed by the fourth quarter of 2023;
o
Golf course renovation: $9 million for two phases of golf course renovations, of which $2 million has been incurred since the project began during the second quarter of 2022. Phase one was completed in the fourth quarter of 2022 and phase two is expected to be completed by the fourth quarter of 2023; and
o
Recreational amenities: $6 million for additional amenities, primarily at the pool, of which $1 million was incurred during the fourth quarter of 2022;
•
Casa Marina Key West, Curio Collection: $70 million for a complete renovation of all 311 guestrooms, public spaces and hotel infrastructure, of which $6 million has been incurred to date with $5 million incurred in the fourth quarter of 2022, to be completed by the fourth quarter of 2023;
•
Hilton New Orleans Riverside (Guestroom): $11 million for two phases of guestroom renovations in the 455-room Riverside building of which $2 million has been incurred to date since the project began in the third quarter of 2019 before being put on hold in 2020. The project is expected to be completed by the third quarter of 2023; and
•
New York Hilton Midtown (Ballroom): $5 million for ballroom renovations that will begin and be completed during the third quarter of 2023.

Dividends and Share Repurchases

Park declared a fourth quarter 2022 cash dividend of $0.25 per share to stockholders of record as of December 30, 2022. The fourth quarter 2022 cash dividend was paid on January 17, 2023.

Park plans to declare its first quarter 2023 cash dividend in March 2023, which is currently expected to be $0.15 per share, subject to approval by its Board of Directors ("Board").

During 2022, Park repurchased 12.7 million shares at an average price of $17.82 per share, or $227 million, with an additional 2.5 million shares repurchased in January 2023 at an average price of $11.64 per share, or $30 million.

On February 17, 2023, Park's Board terminated its stock repurchase program authorized in February 2022, which was set to expire in February 2024. The Board authorized and approved a new stock repurchase program allowing Park to repurchase up to $300 million of its common stock over a two-year period, starting on February 21, 2023 and ending on February 21, 2025, subject to any applicable limitations or restrictions set forth in Park's credit facility and indentures related to its senior notes. Stock repurchases may be made through open market purchases, including through Rule 10b5-1 trading programs, in privately negotiated transactions, or in such other manner that would comply with applicable securities laws. The timing of any future stock repurchases and the number of shares to be repurchased will depend upon prevailing market conditions and other factors, and Park may suspend the repurchase program at any time. No stock repurchases have been made to date under the new program.

Q1 2023 and Full-Year 2023 Outlook

Park expects first quarter and full-year 2023 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)
	Q1 2023 Outlook		Full-Year 2023 Outlook
	as of February 22, 2023		as of February 22, 2023
Metric	Low	High	Low	High

RevPAR	$156	$162	$167	$179
RevPAR change vs. 2022	34%	40%	7%	14%

Net income	$12	$28	$92	$180
Net income attributable to stockholders	$11	$27	$78	$166
Earnings per share – Diluted(1)	$0.05	$0.12	$0.35	$0.75
Operating income	$63	$79	$316	$396
Operating income margin	10.6%	12.2%	12.7%	14.5%

Adjusted EBITDA	$124	$140	$610	$690
Hotel Adjusted EBITDA margin	22.8%	23.4%	26.7%	27.3%
Hotel Adjusted EBITDA margin change vs. 2022	400 bps	460 bps	80 bps	140 bps
Adjusted FFO per share – Diluted(1)	$0.30	$0.37	$1.60	$1.99

(1)	Per share amounts are calculated based on unrounded numbers.

Park's outlook is based in part on the following assumptions:

•
Fully diluted weighted average shares are expected to be 222 million for both Q1 2023 and full-year 2023;
•
The repayment of the $75 million mortgage loan secured by the W Chicago – City Center in May 2023;
•
An increase in interest expense during the second half of 2023 upon extending the maturity date of the $725 million mortgage loan secured by the Hilton San Francisco Union Square and Parc 55 Hotel San Francisco;
•
The mortgage loan secured by the Hilton Denver City Center is not called by the lender during 2023;
•
The removal of $4 million and $12 million, respectively, of Hotel Adjusted EBITDA for Q1 and full-year related to the sale of the Hilton Miami Airport;
•
Includes $14 million of Hotel Adjusted EBITDA disruption from a full-scale renovation at the Casa Marina Key West, Curio Collection, which is expected to be completed in the fourth quarter of 2023; and
•
Current portfolio as of February 22, 2023 and does not take into account potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Park's first quarter and full-year 2023 outlook are based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding macro-economic factors, including inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Environmental, Social and Governance ("ESG")

In January 2023, Park published its 2022 Annual Corporate Responsibility Report ("CR Report") which includes Global Reporting Initiative ("GRI") and Sustainability Accounting Standards Board ("SASB") indices as well as its Task Force on Climate-Related Financial Disclosures ("TCFD") report. The 2022 CR Report details Park's energy, carbon, water and waste metrics and also highlights the Company's enhanced sustainability and corporate responsibility efforts, including the efforts related to Park's Diversity and Inclusion Steering Committee. Park also participated in the 2022 Global Real Estate Sustainability Benchmark ("GRESB") assessment, ranking in the top 35% of all GRESB participant companies, increasing its score compared to the pre-pandemic 2020 results. Compared to 2021, Park's ranking declined slightly due to drastic fluctuations in utility consumption across its portfolio from properties reopening and being utilized to a greater capacity. Additionally, in 2022, Park was recognized by Newsweek as one of America's Most Responsible Companies for the third consecutive year, ranking in the top third of all selected companies, and Park received the 2022 Nareit Leader in the Light Award for the hospitality sector. Five of Park's properties were awarded the ENERGY STAR® Certification for Superior Energy Efficiency, including Park's largest hotel, the Hilton Hawaiian Village Waikiki Beach Resort, and 85% of Park's portfolio was Google Eco-certified via Hilton's LightStay program.

Park formalized and strengthened oversight over its ESG activities by renaming two of its Board-level committees to more accurately reflect how ESG is embedded in Park's governance policies and establishing an executive-level ESG committee to develop, implement and monitor Park's ESG initiatives and policies. The executive-level ESG committee provides oversight of Park's three dedicated ESG working committees – the Green Park Committee, the Park Cares Committee, and the Diversity & Inclusion Steering Committee. ESG performance targets were also embedded into executive performance objectives and compensation.

Conference Call

Park will host a conference call for investors and other interested parties to discuss fourth quarter and full year 2022 results on February 23, 2023 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Fourth Quarter and Full Year 2022 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Annual Stockholders Meeting

Park will host its 2023 Annual Stockholders Meeting on April 26, 2023 at 8:00 am ET at 1775 Tysons Boulevard, Tysons, Virginia. Park's Board has established the close of business on March 2, 2023 as the record date for determining those stockholders that are entitled to vote at the 2023 Annual Stockholders Meeting.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of the Company's indebtedness, the completion of capital allocation priorities, the expected repurchase of the Company's stock, the impact to the Company's business and financial condition and that of its hotel management companies, the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.

Forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park's portfolio currently consists of 46 premium-branded hotels and resorts with over 29,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	December 31,
	2022	2021
ASSETS
Property and equipment, net	$8,301	$8,511
Investments in affiliates	1	15
Intangibles, net	43	44
Cash and cash equivalents	906	688
Restricted cash	33	75
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	129	96
Prepaid expenses	58	35
Other assets	46	69
Operating lease right-of-use assets	214	210
TOTAL ASSETS (variable interest entities – $237 and $237)	$9,731	$9,743
LIABILITIES AND EQUITY
Liabilities
Debt	$4,617	$4,672
Accounts payable and accrued expenses	220	156
Due to hotel managers	141	111
Other liabilities	228	174
Operating lease liabilities	234	227
Total liabilities (variable interest entities – $219 and $219)	5,440	5,340

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 224,573,858 shares issued and 224,061,745 shares outstanding as of December 31, 2022 and 236,888,804 shares issued and 236,483,990 shares outstanding as of December 31, 2021	2	2
Additional paid-in capital	4,321	4,533
Retained earnings (accumulated deficit)	16	(83)
Total stockholders' equity	4,339	4,452
Noncontrolling interests	(48)	(49)
Total equity	4,291	4,403
TOTAL LIABILITIES AND EQUITY	$9,731	$9,743

PARK HOTELS & RESORTS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Rooms	$406	$283	$1,559	$870
Food and beverage	175	99	606	251
Ancillary hotel	63	53	261	190
Other	21	16	75	51
Total revenues	665	451	2,501	1,362

Operating expenses
Rooms	110	84	408	254
Food and beverage	128	82	449	208
Other departmental and support	160	125	613	423
Other property-level	50	40	223	191
Management fees	31	19	115	59
Casualty and impairment loss, net	2	2	6	9
Depreciation and amortization	65	68	269	281
Corporate general and administrative	15	14	63	62
Other	20	15	72	49
Total expenses	581	449	2,218	1,536

Gain (loss) on sales of assets, net	—	—	13	(5)

Operating income (loss)	84	2	296	(179)

Interest income	8	1	13	1
Interest expense	(62)	(63)	(247)	(258)
Equity in earnings (losses) from investments in affiliates	9	(1)	15	(7)
Other (loss) gain, net	(2)	—	96	(7)

Income (loss) before income taxes	37	(61)	173	(450)
Income tax expense	(2)	(4)	—	(2)
Net income (loss)	35	(65)	173	(452)
Net income attributable to noncontrolling interests	(1)	(2)	(11)	(7)
Net income (loss) attributable to stockholders	$34	$(67)	$162	$(459)

Earnings (loss) per share:
Earnings (loss) per share – Basic	$0.15	$(0.28)	$0.71	$(1.95)
Earnings (loss) per share – Diluted	$0.15	$(0.28)	$0.71	$(1.95)

Weighted average shares outstanding – Basic	224	236	228	236
Weighted average shares outstanding – Diluted	224	236	228	236

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating income (loss)	$84	$2	$296	$(179)
Interest income	8	1	13	1
Interest expense	(62)	(63)	(247)	(258)
Equity in earnings (losses) from investments in affiliates	9	(1)	15	(7)
Other (loss) gain, net	(2)	—	96	(7)
Income tax expense	(2)	(4)	—	(2)
Net income (loss)	35	(65)	173	(452)
Depreciation and amortization expense	65	68	269	281
Interest income	(8)	(1)	(13)	(1)
Interest expense	62	63	247	258
Income tax expense	2	4	—	2
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	3	9	11
EBITDA	158	72	685	99
(Gain) loss on sales of assets, net(1)	(9)	—	(22)	5
Gain on sale of investments in affiliates(2)	—	—	(92)	—
Share-based compensation expense	4	4	17	19
Casualty and impairment loss, net	2	2	6	9
Other items	4	3	12	10
Adjusted EBITDA	$159	$81	$606	$142

(1)

For the three months and year ended December 31, 2022, includes a gain of $9 million on the sale of the DoubleTree Hotel Las Vegas Airport included in equity in earnings (losses) from investments in affiliates.

(2)	Included in other gain (loss), net.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

COMPARABLE HOTEL ADJUSTED EBITDA AND

COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Adjusted EBITDA	$159	$81	$606	$142
Less: Adjusted EBITDA from investments in affiliates	(5)	(3)	(25)	(7)
Add: All other(1)	12	9	49	42
Hotel Adjusted EBITDA	166	87	630	177
Less: Adjusted EBITDA from hotels disposed of	—	(2)	(4)	(2)
Comparable Hotel Adjusted EBITDA	$166	$85	$626	$175

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Total Revenues	$665	$451	$2,501	$1,362
Less: Other revenue	(21)	(16)	(75)	(51)
Less: Revenues from hotels disposed of	—	(8)	(17)	(41)
Comparable Hotel Revenues	$644	$427	$2,409	$1,270

	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	Change(2)	2022	2021	Change(2)
Total Revenues	$665	$451	47.2%	$2,501	$1,362	83.5%
Operating income (loss)	$84	$2	3,238.1%	$296	$(179)	265.6%
Operating income (loss) margin(2)	12.6%	0.6%	1,200 bps	11.8%	(13.1)%	2,490 bps

Comparable Hotel Revenues	$644	$427	50.5%	$2,409	$1,270	89.7%
Comparable Hotel Adjusted EBITDA	$166	$85	98.4%	$626	$175	258.8%
Comparable Hotel Adjusted EBITDA margin(2)	25.8%	19.6%	620 bps	26.0%	13.7%	1,230 bps
__________________________________

(1) Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the consolidated statements of operations.

(2) Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to stockholders	$34	$(67)	$162	$(459)
Depreciation and amortization expense	65	68	269	281
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(4)	(4)
(Gain) loss on sales of assets, net	—	—	(13)	5
Gain on sale of investments in affiliates(1)	—	—	(92)	—
Impairment loss	—	—	—	5
Equity investment adjustments:
Equity in (earnings) losses from investments in affiliates	(9)	1	(15)	7
Pro rata FFO of investments in affiliates	1	1	12	2
Nareit FFO attributable to stockholders	90	2	319	(163)
Casualty loss, net	2	2	6	4
Share-based compensation expense	4	4	17	19
Other items	5	2	10	4
Adjusted FFO attributable to stockholders	$101	$10	$352	$(136)
Nareit FFO per share – Diluted(2)	$0.40	$0.01	$1.40	$(0.69)
Adjusted FFO per share – Diluted(2)	$0.45	$0.05	$1.54	$(0.57)
Weighted average shares outstanding – Diluted	224	236	228	236

(1)	Included in other gain (loss), net.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
December 31, 2022
Debt	$4,617
Add: unamortized deferred financing costs and discount	30
Less: unamortized premium	(3)
Debt, excluding unamortized deferred financing cost, premiums and discounts	4,644
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	169
Less: cash and cash equivalents	(906)
Less: restricted cash	(33)
Net debt	$3,874

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

OUTLOOK – EBITDA, ADJUSTED EBITDA, HOTEL ADJUSTED EBITDA

AND HOTEL ADJUSTED EBITDA MARGIN

	Three Months Ending		Year Ending
(unaudited, in millions)	March 31, 2023		December 31, 2023
	Low Case	High Case	Low Case	High Case
Operating income	$63	$79	$316	$396
Interest income	6	6	16	16
Interest expense	(60)	(60)	(247)	(236)
Equity in earnings from investments in affiliates	4	4	9	9
Income tax expense	(1)	(1)	(2)	(5)
Net income	12	28	92	180
Depreciation and amortization expense	64	64	261	261
Interest income	(6)	(6)	(16)	(16)
Interest expense	60	60	247	236
Income tax expense	1	1	2	5
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	2	9	9
EBITDA	133	149	595	675
Gain on sale of assets, net	(15)	(15)	(15)	(15)
Share-based compensation expense	4	4	17	17
Other items	2	2	13	13
Adjusted EBITDA	124	140	610	690
Less: Adjusted EBITDA from investments in affiliates	(6)	(6)	(22)	(22)
Add: All other	12	12	54	54
Hotel Adjusted EBITDA	$130	$146	$642	$722

	Three Months Ending		Year Ending
	March 31, 2023		December 31, 2023
	Low Case	High Case	Low Case	High Case
Total Revenues	$594	$649	$2,490	$2,730
Less: Other revenue	(24)	(24)	(87)	(87)
Hotel Revenues	$570	$625	$2,403	$2,643

	Three Months Ending		Year Ending
	March 31, 2023		December 31, 2023
	Low Case	High Case	Low Case	High Case
Total Revenues	$594	$649	$2,490	$2,730
Operating income	$63	$79	$316	$396
Operating income margin(1)	10.6%	12.2%	12.7%	14.5%

Hotel Revenues	$570	$625	$2,403	$2,643
Hotel Adjusted EBITDA	$130	$146	$642	$722
Hotel Adjusted EBITDA margin(1)	22.8%	23.4%	26.7%	27.3%

(1)	Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

	Three Months Ending		Year Ending
(unaudited, in millions except per share data)	March 31, 2023		December 31, 2023
	Low Case	High Case	Low Case	High Case
Net income attributable to stockholders	$11	$27	$78	$166
Depreciation and amortization expense	64	64	261	261
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Gain on sale of assets, net	(15)	(15)	(15)	(15)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(4)	(4)	(9)	(9)
Pro rata FFO of equity investments	5	5	13	13
Nareit FFO attributable to stockholders	60	76	324	412
Share-based compensation expense	4	4	17	17
Other items	2	2	13	13
Adjusted FFO attributable to stockholders	$66	$82	$354	$442
Adjusted FFO per share – Diluted(1)	$0.30	$0.37	$1.60	$1.99
Weighted average diluted shares outstanding	222	222	222	222

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Comparable Hotels

The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Total RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics exclude results from property dispositions that have occurred through December 31, 2022 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park's ongoing operating performance or incurred in the normal course of business, and thus, excluded in management's analysis in making day-to-day operating decisions and evaluations of Park's operating performance against other companies within its industry:

•
Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Impairment losses and casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for the period of suspended or reduced operations at certain of the Company's hotels as a result of COVID-19. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for the period of suspended or reduced operations at certain of the Company's hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for the period of suspended or reduced operations at certain of the Company's hotels as a result of COVID-19. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.

Group Revenue Pace

Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.